EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 2-83692, No. 33-16680, No. 33-51892, No. 33-51894, No. 33-63832, No. 33-55341, No. 33-60499, No. 333-12531, No. 333-39087, No. 333-39089, No. 333-85971, No. 333-97813, No. 333-121033 and No. 333-133976 on Form S-8 and in Registration Statement No. 333-69474 on Form S-3 of our reports dated February 27, 2008, relating to (1) the 2007 and 2006 consolidated financial statements, the 2007 and 2006 financial statement schedules, and the retrospective adjustments to the 2005 consolidated financial statements of McDermott International, Inc. and (2) management's report on the effectiveness of internal control over financial reporting, appearing in this Annual Report on Form 10-K of McDermott International, Inc., for the year ended December 31, 2007 (which reports express unqualified opinions and include explanatory paragraphs regarding the emergence of a wholly owned subsidiary of McDermott International, Inc. from Chapter 11 of the U.S. Bankruptcy Code and the adoption of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” as of January 1, 2007, Statement of Financial Accounting Standard (“SFAS”) No. 123(R), “Share-Based Payment” as of January 1, 2006 and SFAS No. 158, “Employee Accounting for Defined Benefit Pension and Other Postretirement Plans” as of December 31, 2006).

/s/ DELOITTE & TOUCHE LLP

Houston, Texas
February 27, 2008